                                                                     Exhibit 4.2

                              FORM OF DEBENTURE

              Incorporated under the laws of the State of Missouri
                        PIONEER FINANCIAL SERVICES, INC.
                          Junior Subordinated Debenture

Amount $____________________                                          No._______

Registered Owner:__________________________________________

     For value received, Pioneer Financial Services, Inc. (the "Company")
promises to pay to the Registered Owner or registered assigns the principal amount of ____________ thousand dollars ($__________) on or prior to the
Maturity Date, and to pay interest thereon at the rate of ___% per annum from the Issue Date hereof, or from the most recent date to which interest has been paid, all as follows:

  Issue    Principal            Maturity    Interest    Interest    Interest
  Date      Amount      Term      Date        Rate        Due        Payment

The Debentures are issuable only as registered Debentures without coupons in denominations of one thousand dollars ($1,000.00) or any multiple thereof. The holder of this Debenture may elect either: (i) to have interest on the Principal
Amount compound on each anniversary of the Issue Date until paid in full on the
Maturity Date; (ii) to receive the Interest Payment in cash annually on the anniversary of the Issue Date; or (iii) if the original Principal Amount of this
Debenture exceeds ten thousand dollars ($10,000.00), in return for one-half of one percent (.5%) reduction in the Interest Rate, to receive one-twelfth (1/12)
of the Interest Payment in cash monthly. Interest payable for any month or portion of a month will be computed on the basis of the number of days elapsed in a 360-day year of twelve 30-day months.

     Annual Interest Payments will be made no later than the anniversary of the
Issue Date. Each monthly Interest Payment installment or portion thereof, will be made no later than the last

day of each month. Notwithstanding the foregoing, the Company may elect in its sole and absolute discretion to make any interest payment prior to the date it becomes due without penalty or premium of any kind. If the term of this
Debenture is not automatically renewed as provided below, payment of the
Principal Amount and any earned but unpaid interest will be made no later than the Maturity Date. At the election of the Company, such payments may be deposited in the United States mail, postage prepaid, addressed to the holder of this Debenture at the address appearing upon the Debenture register maintained by the Registrar at the close of business ten (10) days prior to such payment date. Payment of the principal of and interest on this Debenture will be made at the office of the Paying Agent in such coin or currency of the United States of
America as at the time of payment is legal tender for payment of public and private debts. In the event that any date on which principal of or interest on this Debenture is payable is a Saturday or Sunday or day that is a legal holiday in the city of Kansas City, Missouri or the state of Missouri (a "Legal
Holiday"), then such payment will be made on the next succeeding day which is not a Legal Holiday, without any interest or other payment in respect of such delay, with the same effect as if made on the date the payment was originally payable.

     This Debenture will automatically renew for additional terms, each equal in length to the original term, unless the registered holder has requested payment in writing on or prior to the twentieth (20th) day after a Maturity Date.
Interest for the term of each renewal will accrue at the rate offered at the time of renewal by the Company on newly issued Debentures of like denomination and maturity.

     All or any portion of this Debenture is subject to redemption at any time, upon notice as provided in the Indenture, at the election of the Company, at
100% of the principal amount so called for redemption, together with interest accrued to the date fixed for redemption, payable on the surrender of the
Debenture for redemption. Debentures, or portions thereof, for which redemption and payment provision is made in accordance with the Indenture will cease to bear interest from and after the date fixed for redemption. If this Debenture is redeemed in part only, a new Debenture for the portion not redeemed will be issued in the name of the holder on the cancellation of this Debenture.

     This Debenture is one of a duly authorized issue of Junior Subordinated
Debentures of the Company (the "Debentures") issued under and subject in all respects to the terms of an Indenture dated as of _____________, 2003 (the
"Indenture"), between the Company and , as Trustee (the "Trustee"). Reference is
hereby made to the Indenture and all supplemental indentures for a statement of the respective rights of the Company, the Trustee, the agents of the Company and the Trustee and the holders of the Debentures. All capitalized terms used, but not defined, in this Debenture have the meanings assigned to them in the
Indenture. No reference herein to the Indenture and no provision of this
Debenture or of the Indenture shall alter or impair the obligation of the
Company, which is absolute and unconditional, to pay the principal of and interest on this Debenture in the manner herein prescribed.

     As provided in the Indenture, this Debenture is transferable only on the
Debenture register maintained by the Registrar, upon surrender of this Debenture for transfer at the office of the Registrar, duly endorsed by, or accompanied by a written instrument of transfer in a form satisfactory to the Company and the
Registrar duly executed by, the registered holder hereof or his attorney duly authorized in writing, a copy of which authorization must be delivered with any such instrument of transfer, and thereupon one or more new Debentures, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees. A service fee may be charged to replace a lost or stolen Debenture, to transfer this Debenture or to issue a replacement payment check. The Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name this Debenture is registered as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

     The Company currently serves as Registrar and Paying Agent for the
Debentures.

     If this Debenture is issued in the names of holders as joint tenants, the
Registrar may transfer or re-register the ownership of this Debenture upon the signature of one such joint tenants, and the Company, the Registrar, the Trustee and any agent of the Company, Registrar or

the Trustee shall not be liable to the other joint tenants for any change of registration or other transfer effected upon the signature of one of such joint tenants.

     Each holder of this Debenture agrees that the indebtedness evidenced by this Debenture is subordinated in right of payment, to the extent and in the manner provided in the Indenture, to the prior payment in full of all Senior
Indebtedness, whether outstanding on the date hereof or hereafter incurred. The
Indenture generally defines Senior Indebtedness as all outstanding Indebtedness for borrowed money (present or future) created, incurred, assumed or guaranteed by the Company (and all renewals, extensions or refundings thereof), which is
(i) not expressly subordinate or junior to any other Indebtedness of the
Company; (ii) which is expressly subordinate and junior to the Indebtedness described in clause (i) but not to any other Indebtedness of the Company and
(iii) which is expressly subordinate and junior to the Indebtedness described in clauses (i) and (ii) but not to any other Indebtedness of the Company.

     If an Event of Default, as defined in the Indenture, occurs and is continuing, the principal of and accrued interest on all Debentures may be declared due and payable in the manner and with the effect provided in the
Indenture. The Indenture generally provides that an Event of Default occurs if:
(i) the Company fails to pay any installment of interest on a Debenture when the same becomes due and payable and the failure to pay continues for a period of ten (10) days after receipt of written notice from the holder of the Debenture or the Trustee; (ii) the Company fails to pay the principal of any Debenture when the same becomes due and payable at maturity, upon redemption or otherwise, and the failure to pay continues for a period of ten (10) days after receipt of written notice from the holder of the Debenture or the Trustee; (iii) the
Company becomes subject to certain events of bankruptcy or insolvency; or (iv)
the Company fails to comply with any of its other agreements in, or the provisions of, the Debenture or the Indenture and such failure is not cured or waived within sixty (60) days after receipt by the Company of a specific written notice from the Trustee or the holders of at least a majority in principal amount of the then outstanding Debentures.

     As permitted in the Indenture, the Indenture, other than subordination provisions, may be amended and the rights and obligations of the Company and the rights of the holders of the Debentures under the Indenture modified at any time by the Company with the consent of the

Trustee and holders of a majority in principal amount of the then outstanding
Debentures. The Company and the Trustee may not modify the Indenture without the consent of each holder affected if the modification (i) affects the terms of payment of, the principal of, or any interest on, any Debenture; (ii) changes the percentage of Debenture holders who consent to a waiver or modification as required; (iii) affects the subordination provisions of the Indenture in a manner that adversely affects the right of any holder; or (iv) waives any Event of Default in the payment of principal of, or interest on, any Debenture.

     As permitted by the Indenture, the Trustee and holders of a majority in principal amount of the then outstanding Debentures, on behalf of the holders of all Debentures, may waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences, except an Event of Default in the payment of principal or of interest on the Debentures.

     [References hereby made to the further provisions of this Debenture set forth on the reverse side hereof, which further provisions shall for all purposes have the effect as if set forth in this place.]

     This Debenture, including the validity hereof, will be construed in accordance with and governed by the laws of the state of Missouri.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

                                       PIONEER FINANCIAL SERVICES, INC.
                                       Kansas City, Missouri

                                       By:______________________________________
                                          (Authorized Officer)
Attest:

___________________________________

This Debenture is transferable only on the books of and by any joint tenant presenting the original Debenture at the Office of:

                        Pioneer Financial Services, Inc.
                            4700 Belleview, Suite 300
                        Kansas City, Missouri 64112-1359

     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common      UNIF GIFT MIN ACT_________Custodian_________
TEN ENT - as tenants by the                             (Cust)           (Minor)
          entireties
JT TEN -  as joint tenants with     Under Uniform Gifts to Minors Act of________
          right of survivorship and                                      (State)
          not as tenants in common
TOD -     transfer on death
          direction in event of
          owner's death, to person
          named on face subject to
          TOD rules referenced

    Additional abbreviations may also be used though not in the above list.

CERTIFICATE TRANSFERS AND REDEMPTIONS

FOR VALUE RECEIVED the undersigned hereby:

___Sells, assigns and transfers unto ___________________________________________
                                     (Name and Address of Assignee, Including
                                     Zip Code, Must Be Printed or Typewritten)

                                     ___________________________________________
                                     the within Certificate, and all rights
                                     thereunder, hereby irrevocably constituting
                                     and appointing William D. Sullivan [or
                                     Donald D. Heriford] Attorney to transfer
                                     said Certificate on the books of the
                                     registrar, with full power of substitution
                                     in the premises.

                                                   Please Insert Social Security
                                     _____________ or Other Identifying Number
                                                   of New Order

___Permanently Changes the Name(s)   OLD NAME (Registration):___________________
   or Registration
                                     NEW NAME (Registration):___________________

___Surrendering the Certificate      Please Send Check to:______________________
   at Maturity for Payment
                                     ___________________________________________

DATED:______________________________

X________________________________  Subscribed and sworn to before me
         Registered Owner          this _________ day of _______________________
                                   20____.

X________________________________  _______________________________________(SEAL)
         Registered Owner

X________________________________  Notary Public My Commission Expires__________
         Registered Owner

NOTICE: The signature must correspond with the name as it appears upon the face of the Certificate in every particular, without alteration or enlargement or any change whatever.